Exhibit 4.2

Commercial Paper Agency Agreement

Between:

Actuant Corporation, as Issuer

and

U.S. Bank National Association, as Placement Agent

Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of

March 26, 2004, between the Issuer and U.S. Bank National Association, acting through its Treasury Department, as Issuing and Paying Agent

Dated as of

March 26, 2004

Commercial Paper Agency Agreement

This agreement (“Agreement”) sets forth the understandings between the Issuer and the Placement Agent, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Placement Agent.

Certain terms used in this Agreement are defined in Section 6 hereof.

Any Annexes or Exhibits described in this Agreement are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes.

1.1	While (i) the Issuer has and shall have no obligation to permit the Placement Agent to arrange any sale of the Notes for the account of the Issuer, and (ii) the Placement Agent has and shall have no obligation to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Placement Agent arranges for the sale of Notes by the Issuer, such sale of the Notes will be arranged by the Placement Agent in reliance on the representations, warranties, covenants and agreements of the Issuer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2	So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, the Issuer shall not, without the consent of the Placement Agent, offer, solicit or accept offers to purchase, or sell, any Notes except for the offer or sale of any Notes within any valid exemption provided by the Securities Act and rules promulgated thereunder or as otherwise provided for in this Agreement, provided further that such offer or sale does not cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or some other party or parties.

1.3	The Notes shall be in a minimum denomination of $100,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Placement Agent and the Issuer, shall have a maturity not exceeding 270 days from the date of issuance (exclusive of days of grace) and shall not contain any provision for extension, renewal or automatic “rollover.”

1.4	The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agency Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by a Master Note, in the form or forms annexed to the Issuing and Paying Agency Agreement.

1.5	If the Issuer and the Placement Agent shall agree pursuant to this Agreement on the terms of sale of any Note arranged by the Placement Agent (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis)), and appropriate compensation for the Placement Agent’s services hereunder as set forth in Section 17 of the Issuing and Paying Agency Agreement), the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agency Agreement and payment for such Note shall be made by the purchaser thereof to the Issuing and Paying Agent for the account of the Issuer. Except as otherwise agreed, in the event that a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Placement Agent shall promptly notify the Issuer, and if the Issuer has theretofore received any payment for the Note, the Issuer will promptly return such funds either directly or through the Placement Agent, against the return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note.

1.6	The Placement Agent and the Issuer hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)	Offers and sales of the Notes by or through the Placement Agent shall be made only to: (i) investors reasonably believed by the Placement Agent to be Qualified Institutional Buyers, Institutional Accredited Investors or Sophisticated Individual Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Placement Agent to be an Institutional Accredited Investor or Sophisticated Individual Accredited Investor.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend referenced in clause (e) below.

(c)	No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Placement Agent, the Issuer shall not issue any press release or place or publish any “tombstone” or other advertisement relating to the Notes.

(d)	No sale of Notes to any one purchaser shall be for less than $100,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $100,000 principal or face amount of Notes.

(e)	Offers and sales of the Notes by the Issuer through the Placement Agent acting as agent for the Issuer shall be made in accordance with Rule 506 under the Securities Act, and shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)	The Placement Agent shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the Placement Agent a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect.

(g)	The Issuer agrees, for the benefit of the Placement Agent and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer shall not be subject to Section 13 or 15 (d) of the Exchange Act, the Issuer will furnish, upon reasonable request and at its expense, to the Placement Agent and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)	In the event that any Note offered or to be offered through the Placement Agent would be ineligible for resale under Rule 144A, the Issuer shall immediately notify the Placement Agent (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Placement Agent an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)	In the event that the Issuer is currently issuing, and expects to continue to issue, commercial paper in the United States market in reliance upon, and in compliance with, the exemption provided by Section 3(a)(3) of the Securities Act, the Issuer represents and agrees that (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer will institute appropriate corporate procedures to ensure that the offers and sales of Notes issued by the Issuer pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

(j)	In the event that any Note is offered and sold in reliance on Regulation D, the Issuer hereby agrees that, not later than 15 days after the first sale of Notes as contemplated by this Agreement, it will file with the SEC a notice on Form D in accordance with Rule 503 under the Securities Act and that it will thereafter file such amendments to such notice as Rule 503 may require.

1.7	The Issuer hereby represents and warrants to the Placement Agent, in connection with offers, sales and resales of Notes, as follows:

(a)	The Issuer hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or some other party or parties.

(b)	The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Placement Agent at least five business days prior written notice to that effect.

2.	Representations and Warranties of Issuer.

The Issuer represents and warrants that:

2.1	The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agency Agreement.

2.2	This Agreement and the Issuing and Paying Agency Agreement have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.3	The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

2.4	Assuming compliance by the Placement Agent of its obligation under this Agreement, the offer and sale of Notes in the manner contemplated hereby do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section 4(2) thereof and Regulation D thereunder, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.5	The Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

2.6	Assuming compliance by the Placement Agent of its obligation under this Agreement, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes or the Issuing and Paying Agency Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.7	Neither the execution and delivery of this Agreement and the Issuing and Paying Agency Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer, or (ii) violate or result in a breach or a default under any of the terms of the Issuer’s charter documents or by-laws, any contract or instrument to which the Issuer is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer is subject or by which it or its property is bound, which breach or default could reasonably be expected to have a material adverse effect on the condition, financial operations or business of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agency Agreement (a “Material Adverse Effect”).

2.8	There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

2.9	The Issuer is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.10	The Company Information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.11	Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by the Issuer to the Placement Agent, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer set forth above in this Section 2 remain true and correct in all material respects on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) [and (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no Material Adverse Change which has not been disclosed to the Placement Agent in writing].

3.	Covenants and Agreements of Issuer.

The Issuer covenants and agrees that:

3.1	The Issuer will give the Placement Agent prompt notice of any amendment to, modification of or waiver with respect to, the Notes or the Issuing and Paying Agency Agreement, including a complete copy of any such amendment, modification or waiver.

3.2	The Issuer will take all such action as the Placement Agent may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.3	The Issuer will not be in default of any of its obligations hereunder, under the Notes or under the Issuing and Paying Agency Agreement, at any time that any of the Notes are outstanding.

3.4	The Issuer shall not initially issue Notes hereunder until the Placement Agent shall have received (a) an opinion of counsel to the Issuer, addressed to the Placement Agent, satisfactory in form and substance to the Placement Agent, (b) a copy of the executed Issuing and Paying Agency Agreement as then in effect, (c) a copy of resolutions adopted by the Board of Directors of the Issuer, satisfactory in form and substance to the Placement Agent and certified by the Secretary or similar officer of the Issuer, authorizing execution and delivery by the Issuer of this Agreement, the Issuing and Paying Agency Agreement and the Notes and consummation by the Issuer of the transactions contemplated hereby and thereby, and (d) such other certificates, opinions, letters and documents as the Placement Agent shall have reasonably requested.

3.5	The Issuer shall reimburse the Placement Agent for all of the Placement Agent’s reasonable out-of-pocket expenses related to this Agreement, including reasonable out-of-pocket expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and, if applicable, for the reasonable fees and out-of-pocket expenses of the Placement Agent’s counsel.

3.5	Without limiting any obligation of the Issuer pursuant to this Agreement to provide the Placement Agent with credit and financial information, the Issuer hereby acknowledges and agrees that the Placement Agent may share the Company Information and any other information or matters relating to the Issuer or the transactions contemplated hereby with affiliates of the Placement Agent for business purposes and that such affiliates may likewise share information relating to the Issuer or such transactions with the Placement Agent.

4.	Disclosure.

4.1	The Private Placement Memorandum and its contents (other than the Placement Agent Information) shall be the sole responsibility of the Issuer.

4.2	The Issuer agrees to promptly furnish to the Placement Agent the Company Information as it becomes available.

4.3 (a)	The Issuer further agrees to notify the Placement Agent promptly upon the occurrence of any event relating to or affecting the Issuer that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(b)	In the event that the Issuer gives the Placement Agent notice pursuant to Section 4.3(a), the Issuer agrees promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer shall make such supplement or amendment available to the Placement Agent.

(c)	In the event that (i) the Issuer gives the Placement Agent notice pursuant to Section 4.3(a) and (ii) the Issuer chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer has so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Placement Agent.

5.	Indemnification and Contribution.

5.1	The Issuer will indemnify and hold harmless the Placement Agent, each individual, corporation, partnership, trust, association or other entity controlling the Placement Agent, any affiliate of the Placement Agent or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer to the Placement Agent included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising out of or based upon the breach by the Issuer of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that the Claim arises out of or is based upon Placement Agent Information or the Placement Agent’s use of a Private Placement Memorandum after its receipt of notice by the Issuer that such Private Placement Memorandum contains an untrue statement of material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

5.2 (a)	The Issuer agrees to reimburse each Indemnitee for all expenses (including reasonable fees and disbursements of internal and external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under this Section 5 (whether or not it is a party to any such proceedings).

(b)	Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer, notify the Issuer in writing of the existence thereof; provided that (i) the omission so to notify the Issuer will not relieve it from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by the Issuer of substantial rights and defenses, and (ii) the omission so to notify the Issuer will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer of the existence thereof, the Issuer will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and the Issuer, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer, the Issuer shall not have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer to such Indemnitee of the Issuer’s election so to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Issuer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Placement Agent, representing the Indemnitee who is party to such Claim), (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of the Issuer hereunder shall be in addition to any other liability the Issuer may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer and any Indemnitee. The Issuer agrees that without the Placement Agent’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (if the Placement Agent or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such Claim.

5.3	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer shall contribute to the aggregate costs incurred by the Placement Agent in connection with any Claim in the proportion of the respective economic interests of the Issuer and the Placement Agent; provided, however, that such contribution by the Issuer shall be in an amount such that the aggregate costs incurred by the Placement Agent do not exceed the aggregate of the commissions and fees earned by the Placement Agent hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Placement Agent hereunder.

6.	Definitions.

6.1	“Claim” shall have the meaning set forth in Section 5.1.

6.2	“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Issuer’s most recent report on Form 10-K filed with the SEC and each report on Form 1O-Q or 8-K filed by the Issuer with the SEC since the most recent Form 10-K, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Issuer’s and its affiliates’ other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved by the Issuer for dissemination to investors or potential investors in the Notes.

6.3	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.4	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.5	“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.6	“Issuing and Paying Agency Agreement” shall mean the issuing and paying agency agreement described on the cover page of this Agreement, as such agreement may be amended or supplemented from time to time.

6.7	“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, as issuing and paying agent under the Issuing and Paying Agency Agreement, or any successor thereto in accordance with the Issuing and Paying Agency Agreement.

6.8	“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.9	“Placement Agent Information” shall mean material concerning the Placement Agent provided by the Placement Agent in writing expressly for inclusion in the Private Placement Memorandum.

6.10	“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.11	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.12	“Regulation D” shall mean Regulation D (Rules 501 et seq.) under the Securities Act.

6.13	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.14	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.15	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

6.16	“Sophisticated Individual Accredited Investor” shall mean an individual who (a) is an accredited investor within the meaning of Regulation D under the Securities Act and (b) based on his or her pre-existing relationship with the Placement Agent, is reasonably believed by the Placement Agent to be a sophisticated investor (i) possessing such knowledge and experience (or represented by a fiduciary or agent possessing such knowledge and experience) in financial and business matters that he or she is capable of evaluating and bearing the economic risk of an investment in the Notes and (ii) having a net worth of at least $5 million.

7.	General.

7.1	Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth as follows:

(a)	For the Issuer:
Address: 6100 North Baker Road
Milwaukee, WI 53209
Attention: Terry Braatz, Treasurer
Telephone number: (414) 247-5446
Fax number: (414) 228-6112

(b)	For the Placement Agent:
Address: 777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Treasury Department
Telephone number: (414) 765-4130
Fax number: (414) 765-6682

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

7.3	The Issuer agrees that any suit, action or proceeding brought by the Issuer against the Placement Agent in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in Milwaukee County, Wisconsin, or the courts of the State of Wisconsin located in Milwaukee County. Each of the Placement Agent and the Issuer waives its right to trial by jury in any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

7.4	This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Placement Agent, or by the Placement Agent upon one business day’s prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5	This Agreement is not assignable by either party hereto without the prior written consent of the other party; provided, however, that the Placement Agent may assign its rights and obligations under this Agreement to any affiliate of the Placement Agent.

7.6	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7	This Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

Actuant Corporation, as Issuer		U.S. Bank National Association, as Placement Agent

By:	/s/Terry Braatz	By:
	Terry Braatz	Name:
	Treasurer	Title:

Exhibit A

Form of Legend for Private Placement Memorandum and Notes

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THE NOTES, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS EITHER (A) AN INSTITUTIONAL INVESTOR OR HIGHLY SOPHISTICATED INDIVIDUAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT AND WHICH, IN THE CASE OF AN INDIVIDUAL, (i) POSSESSES SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT HE OR SHE IS CAPABLE OF EVALUATING AND BEARING THE ECONOMIC RISK OF AN INVESTMENT IN THE NOTES AND (ii) HAS A NET WORTH OF AT LEAST $5 MILLION (AN “INSTITUTIONAL ACCREDITED INVESTOR” OR “SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR”, RESPECTIVELY) AND THAT EITHER IS PURCHASING NOTES FOR ITS OWN ACCOUNT, IS A U.S. BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR (i) WHICH ITSELF POSSESSES SUCH KNOWLEDGE AND EXPERIENCE OR (ii) WITH RESPECT TO WHICH SUCH PURCHASER HAS SOLE INVESTMENT DISCRETION; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT WHICH IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO THE PLACEMENT AGENT OR ANOTHER PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR, SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $100,000.

Annex A

Form of Opinion of Counsel to Issuer

                    , 2004

U.S. Bank National Association

777 East Wisconsin Avenue

Milwaukee, WI 53202

Ladies and Gentlemen:

We have acted as counsel to Actuant Corporation, a Wisconsin corporation (the “Company”), in connection with the proposed offering and sale by the Company in the United States of commercial paper in the form of short-term promissory notes (the “Notes”).

In our capacity as such counsel, we have examined a specimen form of Note, an executed copy of the Commercial Paper Agency Agreement dated March             , 2004, (the “Agreement”) between the Company and U.S. Bank National Association (the “Placement Agent”), and the Issuing and Paying Agency Agreement dated March             , 2004 (the “Issuing and Paying Agency Agreement”) between the Company and U.S. Bank National Association, acting through its Treasury Department, as issuing and paying agent (the “Issuing and Paying Agent”) as well as originals, or copies certified or otherwise identified to our satisfaction, of such other records and documents as we have deemed necessary as a basis for the opinions expressed below. In such examination, we have assumed the genuineness of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies.

Capitalized terms used herein without definition are used as defined in the Agreement.

Based upon the foregoing, it is our opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, the Agreement and the Issuing and Paying Agency Agreement.

2.	Each of the Agreement and the Issuing and Paying Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as rights under the Agreement to indemnity and contribution may be limited by federal or state laws.

3.	The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.	The issuance and sale of Notes under the circumstances contemplated by the Agreement and the Issuing and Paying Agency Agreement do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section 4(2) thereof and Regulation D thereunder, and do not require compliance with any provision of the Trust Indenture Act of 1939, as amended; and the Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Company.

5.	No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the Securities and Exchange Commission, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, the Agreement, the Notes or the Issuing and Paying Agency Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

6.	Neither the execution and delivery of the Agreement and the Issuing and Paying Agency Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions of either thereof by the Company, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, or (ii) violate or result in a breach or default under any of the terms of the Company’s charter documents or by-laws, any contract or instrument to which the Company is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Company is subject or by which it or its property is bound.

7.	There is no litigation or governmental proceeding pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which might result in a material adverse change in the condition (financial or otherwise), operations or business prospects of the Company or the ability of the Company to perform its obligations under the Agreement, the Notes or the Issuing and Paying Agency Agreement.

8.	The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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This opinion may be delivered to the Issuing and Paying Agent, each holder from time to time of Notes and any nationally recognized rating agency (in connection with the rating of the Notes), each of which may rely on this opinion to the same extent as if such opinion were addressed to it.

Very truly yours,

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Annex B

Form of Certificate as to Resolutions

Actuant Corporation

I,                         , the [Assistant] Secretary of Actuant Corporation, a corporation organized under the laws of the State of Wisconsin (the “Issuer”), do hereby certify, in connection with the issuance and sale of short-term promissory notes under the Commercial Paper Agency Agreement dated March             , 2004, (the “Agreement,” the terms defined therein being used herein as therein defined) between the Issuer and U.S. Bank National Association (the “Placement Agent”), that:

1.	The following resolution was duly adopted by the Board of Directors of the Issuer [by unanimous written consent dated , 2004] [at a meeting thereof duly called and held on , 2004, at which meeting a quorum was present and acting throughout], and such resolution has not been amended, modified or revoked and is in full force and effect on the date hereof:

RESOLVED, that the Chairman of the Board, the President, the Executive Vice President, any Vice President and the Treasurer of the Issuer be, and each of them hereby is, individually authorized to: (i) borrow for the use and benefit of the Issuer from time to time up to an aggregate of $50,000,000 at any one time outstanding through the issuance of commercial paper notes; (ii) execute such commercial paper notes in the name and on behalf of the Issuer and issue such notes in accordance with the Issuing and Paying Agency Agreement referred to below; (iii) execute and deliver (A) a Commercial Paper Agency Agreement between the Issuer and the Placement Agent, providing, among other things, for the sale of commercial paper notes on behalf of the Issuer and the indemnification of the Placement Agent in connection therewith, and (B) an Issuing and Paying Agency Agreement between the Issuer and U.S. Bank National Association, acting through its Treasury Department, as issuing and paying agent; (iv) execute and file, if applicable, with the Securities and Exchange Commission Form D and any and all amendments thereto, as required by Section 1.6(j) of the Agreement; (v) delegate to any other officers or employees of the Issuer authority to give instructions to the Placement Agent pursuant to the Agreement; and (vi) do such acts and execute such other instruments and documents as may be necessary and proper to effect the transaction contemplated hereby including (a) amending documents referred to herein and (b) appointing additional Placement Agents and successors to any of the parties named.

2.	Each of the Agreement and the Issuing and Paying Agency Agreement, as executed and delivered by the Issuer, is substantially in the form thereof approved by the Board of Directors and referred to in the resolution set forth in paragraph 1 hereof.

IN WITNESS WHEREOF, I have signed this certificate the day of March     , 2004.

[Assistant] Secretary